SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 24, 2006
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
SIGNATURE

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On October 24, 2006, the Registrant announced its consolidated financial results for the quarter ended September 30, 2006. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)
/s/ Barry J. Niziolek

Barry J. Niziolek
Vice President and Controller

October 24, 2006

October 24, 2006	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
anthony.r.farina@usa.dupont.com
DUPONT REPORTS THIRD QUARTER 2006 EARNINGS OF $.52 PER SHARE;
REVENUES GROW 7 PERCENT, OPERATING MARGINS INCREASE
Highlights
•	The company reported third quarter 2006 earnings of $.52 per share versus a prior-year loss of $.09 per share.

•	Excluding significant items, earnings per share were $.49, up 48 percent from the $.33 per share earned in the prior year.

•	Revenues grew 7 percent reflecting 3 percent higher local prices, 3 percent higher volume, and a 1 percent currency effect. Asia Pacific volume grew 11 percent.

•	Raw material costs were $180 million higher than third quarter last year despite lower market prices for U.S. natural gas, but were fully offset by selling price increases.

•	Fixed costs were lower than last year and continued the company’s trend of decreasing fixed costs as a percentage of sales.

•	Segment pretax operating margin, excluding significant items, increased 1.6 percentage points versus last year, principally reflecting the benefits of higher average prices and lower fixed costs.
     “We delivered strong results by executing our growth strategies and productivity initiatives,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “Continued pricing momentum, customer-driven product innovations, and cost control generated revenue gains, profit growth and margin expansion. We are on track for a strong second half.”
Global Consolidated Net Income and Sales
     Consolidated net income for the third quarter 2006 was $485 million, or $0.52 per share including a $.03 benefit from initial insurance recoveries for prior-year hurricane damage. Net income for the third quarter 2005 was a loss of $82 million, or $.09 per share, largely due to a tax charge of $320 million, or $.32 per share, and a $95 million after-tax charge or $.10 per share for hurricane damage. Excluding significant items, earnings per share were $.49 in the third quarter 2006 compared to $.33 in the prior year.

     The increase in third quarter 2006 net income principally can be attributed to higher sales volume and local selling prices, and lower fixed costs. These benefits were partly offset by the impact of higher ingredient costs.
     Consolidated net sales for the third quarter were $6.3 billion versus $5.9 billion last year, up 7 percent, with double-digit increases in Asia Pacific and Europe. Local selling prices were higher in every region, increasing worldwide sales 3 percent. Sales volume increased 3 percent, reflecting higher sales of titanium dioxide, engineering and packaging polymers, industrial chemicals and electronic materials. The company estimates that about 1 percentage point of worldwide volume growth can be attributed to recovery from prior year business interruptions due to hurricanes Katrina and Rita.

	Three Months Ended		Percentage Change Due to:
	September 30, 2006		Local	Currency
(Dollars in billions)	$	% Change	Price	Effect	Volume

U.S.	$2.5	4%	3	—	1
Europe	1.7	11	3	4	4
Asia Pacific	1.2	12	2	(1)	11
Canada & Latin America	0.9	4	3	2	(1)

Total Consolidated Sales	$6.3	7	3	1	3
Earnings Per Share
     The table below shows the variances in third quarter 2006 earnings per share (EPS) versus third quarter 2005, by major element:
EPS ANALYSIS

3rd Quarter

EPS – 2005	$(.09)

3Q’05 Significant items (see Schedule B)	.42

$.33

Local prices	.14
Volume	.05
Variable costs	(.13)
Fixed costs	.07
Currency	.02
Lower shares	.04
Other	(.03)

Subtotal	.49

3Q’06 Significant item (see Schedule B)	.03

EPS – 2006	$0.52

     Improved local pricing fully offset higher raw material costs. Fixed cost productivity, measured as a percent of sales, improved 4.2 percentage points versus last year, reflecting a $50 million year-over-year reduction in total fixed costs and a 7 percent increase in sales. After adjusting for currency and volume effects, after-tax fixed costs were $.07 per share lower than last year.
Business Segment Performance
     Segment pretax operating income (PTOI) for third quarter 2006 was $900 million versus $545 million in the prior year. Excluding a current quarter benefit of $50 million for initial insurance recoveries and prior-year charges of $146 million for hurricane damages, PTOI was $850 million versus $691 million, up 23 percent. PTOI including significant items, sales, and percentage changes versus third quarter 2005 are shown in the tables below.

	Three Months Ended September 30
PRETAX OPERATING INCOME*			$ Change
(Dollars in millions)	2006	2005	vs. 2005

Agriculture & Nutrition	$(158)	$(134)	$(24)
Coatings & Color Technologies	276	26	250
Electronic & Communication Technologies	135	145	(10)
Performance Materials	172	68	104
Pharmaceuticals	210	197	13
Safety & Protection	292	256	36
Other	(27)	(13)	(14)

Total	$900	$545	$355

*	See Schedule B for significant items.

			Percentage
	Three Months Ended		Change Due to:
SEGMENT SALES*	September 30		U. S. $
(Dollars in billions)	$	% Change	Price	Volume

Agriculture & Nutrition	$1.0	(3)	—	(3)
Coatings & Color Technologies	1.6	8	3	5
Electronic & Communication Technologies	1.0	4	2	2
Performance Materials	1.7	13	7	6
Safety & Protection	1.4	11	8	3

*	Segment sales include inter-segment transfers and a pro rata share of affiliates’ sales.
     The following are summaries of third quarter 2006 performance for the business segments. Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.

Agriculture & Nutrition
•	Third quarter seasonal losses increased versus the prior year by $24 million, reflecting $30 million lower sales and higher cost of goods sold, partly offset by a gain on an asset sale.
•	Third quarter sales of $1.0 billion were down 3 percent. Higher sales for sulfonylurea products in cereals markets and share gains in corn and soybeans in Brazil were offset by southern hemisphere order timing and lower sales of soy protein products in the United States.
Coatings & Color Technologies
•	PTOI was $276 million including a $43 million initial insurance recovery, versus prior year PTOI of $26 million which included a $113 million hurricane charge. Excluding these items, earnings improvement reflects increases in titanium dioxide sales and margin improvement in all coatings product lines.
•	Third quarter sales were $1.6 billion, up 8 percent, reflecting 5 percent higher volume and 3 percent higher USD selling prices. Higher titanium dioxide and refinishes volume more than offset lower OEM coatings volume.
Electronic & Communication Technologies
•	PTOI was $135 million versus $145 million in the prior year, reflecting lower results for fluorochemicals and analog proofing product lines.
•	Third quarter sales were $1.0 billion, up 4 percent on 2 percent higher volume and 2 percent higher USD selling prices. Growth was primarily driven by increased demand in Asia for electronic materials.
Performance Materials
•	PTOI was $172 million versus $68 million in 2005 as higher prices and volume, and lower fixed costs in the engineering polymers, elastomers and packaging product lines more than offset higher raw material costs.
•	Third quarter sales of $1.7 billion increased 13 percent, reflecting 6 percent higher volume and 7 percent higher USD selling prices. Sales increased in all regions.
Safety & Protection
•	PTOI was $292 million, including $7 million from an initial insurance recovery, versus $256 million in the prior year, which included a $31 million gain on an asset sale and a $22 million hurricane charge. Excluding these items, earnings increased 15 percent due to higher sales and disciplined fixed cost control.
•	Third quarter sales of $1.4 billion were up 11 percent, reflecting 8 percent higher USD prices and 3 percent higher volume.
Share Repurchase Program Update
     In the third quarter 2006, the company repurchased $100 million of its stock as part of its $5 billion share repurchase program announced in October 2005, bringing the total amount repurchased to $3.3 billion. The company anticipates completing the remaining $1.7 billion of the program, consistent with its financial discipline principles, by the end of 2007. The company will continue to report its progress against this program.

Outlook
     The company expects 2006 reported earnings to be about $2.86 per share, including the net benefit of $.01 per share from year-to-date significant items. Excluding significant items, the company reaffirms its full-year 2006 outlook of about $2.85 per share, which represents a 22 percent increase from the $2.34 per share earned in the prior year on the same basis.
     “We are confident we will deliver significantly higher year-over-year earnings in the fourth quarter, even after adjusting for the hurricanes in 2005,” Holliday said. “We are taking the right actions and continuing to invest in our exciting pipeline of new customer-driven products and technologies. Our momentum will continue into 2007 and we expect to meet our long-term financial goal of 10 percent annual growth in earnings per share.”
Use of Non-GAAP Measures
     Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule E.
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
10/24/06

E.I. du Pont de Nemours and Company
Consolidated Income Statement
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net Sales	$6,309	$5,870	$21,145	$20,812
Other Income, Net (a)	336	438	1,002	1,444

Total	6,645	6,308	22,147	22,256

Cost of Goods Sold and Other Operating Charges (b)	4,762	4,709	15,326	14,980
Selling, General and Administrative Expenses	756	751	2,400	2,424
Amortization of Intangible Assets	57	57	172	171
Research and Development Expense	320	324	961	976
Interest Expense	114	140	347	364
Separation Activities — Textiles & Interiors (c)	—	(23)	—	(62)

Total	6,009	5,958	19,206	18,853

Income Before Income Taxes and Minority Interests (d)	636	350	2,941	3,403
Provision for Income Taxes (e)	152	435	662	1,461
Minority Interests in Earnings (Losses) of Consolidated Subsidiaries	(1)	(3)	2	42

Net Income / (Loss)	$485	$(82)	$2,277	$1,900

Basic Earnings (Loss) Per Share of Common Stock (f)	$0.52	$(0.09)	$2.46	$1.90

Diluted Earnings (Loss) Per Share of Common Stock (f)	$0.52	$(0.09)	$2.44	$1.89

Dividends Per Share of Common Stock	$0.37	$0.37	$1.11	$1.09

E.I. du Pont de Nemours and Company
Notes to Consolidated Income Statement
(Dollars in millions, except per share amounts)
(a)	Year-to-date 2006 includes a reversal of accrued interest of $7 associated with the favorable settlement of certain prior year tax contingencies which had been previously reserved.

Third quarter 2005 includes a gain of $31 from sale of certain North American assets in the Safety & Protection segment. Year-to-date 2005 also includes a gain of $23 resulting from the disposition of certain assets of DuPont Dow Elastomers LLC (DDE) to the Dow Chemical Company, a $28 benefit related to interest on certain prior year tax contingencies, and a gain of $48 resulting from the sale of the company’s equity interest in DuPont Photomasks, Inc.

(b)	Third quarter 2006 includes a benefit of $50 resulting from initial insurance recoveries relating to the damage suffered from hurricane Katrina in 2005. Pretax amounts by segment were: $43 — Coatings & Color Technologies and $7 — Safety & Protection. Year-to-date 2006 also includes a restructuring charge of $135 in the Coatings & Color Technologies segment in connection with the Company’s plans to close and consolidate certain manufacturing and laboratory sites. The charge consists of employee separation costs, primarily in Europe, for approximately 1,300 employees and other exit costs.

During the third quarter 2005, the company recorded charges of approximately $146 for damaged facilities, inventory write-offs and clean-up costs related to the hurricanes. Pretax hurricane charges by segment were: $113 — Coatings & Color Technologies, $11 — Performance Materials and $22 — Safety & Protection. Year-to-date 2005 also includes a charge of $34 related to the shutdown of an Elastomers manufacturing facility in the United States.

(c)	During the third quarter 2005, the company recorded a $23 benefit, primarily reflecting a gain on the sale of an equity affiliate associated with the separation of Textiles & Interiors. Year-to-date 2005 includes a net gain of $39 relating to the disposition of three equity affiliates, partly offset by other separation costs.

(d)	Year-to-date 2005 includes $14 of operating income related to certain DDE assets that were disposed of on June 30, 2005.

(e)	Year-to-date 2006 includes a tax benefit of $31 associated with an increase in the deferred tax assets of a European subsidiary for a tax basis investment loss recognized on the local tax return and the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved.

Third quarter 2005 includes charges of $320 for income taxes associated with the repatriation of $9.1 billion under the American Jobs Creation Act (AJCA). Year-to-date 2005 includes a net tax benefit of $24 related to certain prior year tax contingencies previously reserved.

(f)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	Basic	Diluted	Basic	Diluted

2006	922,023,399	927,231,880	921,620,506	928,809,510
2005	995,464,491	995,464,491	995,928,331	1,002,579,254

E.I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pretax		Aftertax		($ Per Share)
	2006	2005	2006	2005	2006	2005

1st Quarter — Total	$(128)	$—	$(50)	$—	$(0.05)	$—

2nd Quarter — Total	$—	$118	$31	$111	$0.03	$0.11

3rd Quarter:
Hurricane-Related Items:
Charges		$(146)		$(95)		$(0.10)
Insurance Recoveries	$50		$33		$0.03
American Jobs Creation Act				(320)		$(0.32)

3rd Quarter Total	$50	$(146)	$33	$(415)	$0.03	$(0.42)

SIGNIFICANT ITEMS BY SEGMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Agriculture & Nutrition	$—	$—	$—	$—
Coatings & Color Technologies	43	(113)	(92)	(113)
Electronic & Communication Technologies	—	—	—	48
Performance Materials	—	(11)	—	(8)
Safety & Protection	7	(22)	7	(22)
Textiles & Interiors	—	—	—	—
Other	—	—	—	39

Total (excluding Corporate)	$50	$(146)	$(85)	$(56)

Note: See Notes to Consolidated Income Statement for additional details.

E.I. du Pont de Nemours and Company
Consolidated Segment Information (1)
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

SEGMENT SALES (2)
Agriculture & Nutrition	$967	$997	$5,234	$5,455
Coatings & Color Technologies	1,617	1,501	4,729	4,606
Electronic & Communication Technologies	955	919	2,903	2,777
Performance Materials	1,739	1,539	5,189	5,160
Safety & Protection	1,405	1,268	4,223	3,938
Other	16	14	45	39

Total Segment Sales	$6,699	$6,238	$22,323	$21,975
Elimination of Transfers	(71)	(68)	(238)	(228)
Elimination of Equity Affiliate Sales	(319)	(300)	(940)	(935)

Consolidated Net Sales	$6,309	$5,870	$21,145	$20,812

PRETAX OPERATING INCOME (LOSS) (PTOI)(3)
Agriculture & Nutrition	$(158)	$(134)	$858	$1,134
Coatings & Color Technologies (b)	276	26	513	375
Electronic & Communication Technologies (a)	135	145	467	472
Performance Materials (a) (b) (d)	172	68	502	469
Pharmaceuticals	210	197	579	548
Safety & Protection (a) (b)	292	256	871	770
Other (c)	(27)	(13)	(83)	(27)

Total Segment PTOI	$900	$545	$3,707	$3,741

Exchange Gains and Losses (4)	(3)	71	5	365
Corporate Expenses & Net Interest (a)	(261)	(266)	(771)	(703)

Income Before Income Taxes and Minority Interests	$636	$350	$2,941	$3,403

(1)	Certain reclassifications of segment data have been made to reflect changes in organizational structure.

(2)	Sales for the reporting segments include transfers and a pro rata share of equity affiliate sales.

(3)	Refer to the Notes to Consolidated Income Statement for additional information on significant items included in the reported results.

(4)	Net after-tax exchange activity for third quarter 2006 and 2005 were a loss of $7 and a gain of $19, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

E.I. du Pont de Nemours and Company
Consolidated Income Statement Data
(Dollars in millions, except per share amounts)
SCHEDULE D

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Chg.	2006	2005	% Chg.

Consolidated Net Sales	$6,309	$5,870	7%	$21,145	$20,812	2%
Segment Sales	6,699	6,238	7	22,323	21,975	2
Segment PTOI	900	545	65	3,707	3,741	(1)
Adjusted EBIT*	743	459	62	3,249	3,612	(10)
Adjusted EBITDA*	1,087	788	38	4,263	4,598	(7)
Income Before Income Taxes and Minority Interests	636	350	82	2,941	3,403	(14)
EPS — Diluted	0.52	(0.09)	n.m.	2.44	1.89	29

*       See Reconciliation of Non-GAAP measures (Schedule E).

E.I du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE E
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Income Before Income Taxes and Minority Interests	$636	$350	$2,941	$3,403

Less: Minority Interest in Earnings (Losses) of Consolidated Subsidiaries (1)	(1)	10	(4)	(44)
Add: Net Interest Expense (2)	108	99	312	253

Adjusted EBIT	743	459	3,249	3,612

Add: Depreciation and Amortization (3)	344	329	1,014	986

Adjusted EBITDA	$1,087	$788	$4,263	$4,598

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less interest income.

(3)	Excludes amortization of capitalized interest.
Reconciliation of Segment PTOI

	Three Months Ended
	September 30,
	2006	2005	% Change

Segment PTOI before Significant Items	$850	$691	23%
Significant Items included in September PTOI (per Schedule B)	50	(146)

Segment PTOI	$900	$545	65%

Reconciliation of Earnings Per Share (EPS)

	Three Months Ended
	September 30,
	2006	2005	% Change

Earnings Per Share before Significant Items	$0.49	$0.33	48%
Significant Items included EPS	0.03	(0.42)

Reported EPS	$0.52	$(0.09)	n.m.

E.I du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE E (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2006 Outlook	2005 Actual

Earnings Per Share before Significant Items	$2.85	$2.34
Significant Items included EPS:
Coatings & Color Technologies - Restructuring Charges	(0.10)	—
American Jobs Creation Act	—	(0.29)
Hurricane Related Items	0.03	(0.09)
Textiles & Interiors — Separation Charges	—	0.03
Sale of Photomasks Stock	—	0.03
Corporate Tax-Related Items	0.08	0.05

Net Charge for Significant Items	0.01	(0.27)

Reported EPS	$2.86	$2.07

Reconciliations of Segment PTOI as Percent of Segment Sales

	Three Months Ended
	September 30,
	2006	2005	% Change

Segment PTOI before Significant Items	$850	$691	23%
Segment Sales	$6,699	$6,238	7%
PTOI as Percent of Segment Sales	12.69%	11.08%

E.I du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE E (continued)
Reconciliations of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Income Before Income Taxes and Minority Interests	$636	$350	$2,941	$3,403

Remove: Significant Items — Charge/(Benefit)	(50)	146	78	28
Net Exchange (Gains)/Losses	3	(71)	(5)	(365)

Income Before Income Taxes, Significant Items, Exchange Gains/Losses and Minority Interests	$589	$425	$3,014	$3,066

Provision for Income Taxes	152	435	662	1,461

Remove: (Expense)/Benefit
Tax on Significant Items	(17)	(269)	92	(276)
Tax on Exchange Gains	(4)	(52)	(24)	(396)

Provision for Income Taxes, Excluding

Taxes on Significant Items and Exchange Gains	$131	$114	$730	$789

Effective Income Tax Rate	23.9%	124.3%	22.5%	42.9%

Base Income Tax Rate	22.2%	26.7%	24.2%	25.7%
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Total Charges and Expenses — Consolidated	$6,009	$5,958	$19,206	$18,853
Income Statement
Remove:
Interest Expense	114	140	347	364
Fixed Costs — Textiles & Interiors	—	—	—	18
Separation Charges — Textiles & Interiors	—	(23)	—	(62)
Variable Costs (1)	3,124	2,822	10,067	9,468
Significant Items — Charge/(Benefit) (2)	(50)	146	85	180

Fixed Cost	$2,821	$2,873	$8,707	$8,885

Consolidated Net Sales	$6,309	$5,870	$21,145	$20,812

Fixed Costs as a Percent of Sales	44.7%	48.9%	41.2%	42.7%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales

(2)	See Schedule B for detail of significant items.